Exhibit 99.1

TETRA TECHNOLOGIES, INC. ANNOUNCES DIVESTMENT OF INTERESTS

IN CSI COMPRESSCO LP AND RELATED ASSETS FOR $30.7 MILLION

AND ANNOUNCES PRELIMINARY TETRA ONLY

FOURTH QUARTER RESULTS

THE WOODLANDS, Texas, January 29 2021 / PR Newswire /—TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI) announced today a series of transactions related to CSI Compressco including (i) the sale to Spartan Energy Partners (“Spartan”) of its General Partner (“GP”) interests, incentive distribution rights (“IDRs”) and 10.95 million of the 16.19 million common units TETRA owned in CSI Compressco LP (“CSI Compressco” or “CCLP”) for $13.95 million, plus a contingent payment that could increase the proceeds to $17.1 million if certain financial targets are met; (ii) the sale of 15 large compressor units for $14.2 million that are subject to a lease arrangement with CSI Compressco and (iii) the settlement of outstanding intercompany balances for which CCLP paid TETRA $2.5 million, resulting in combined proceeds of approximately $30.7 million, or $33.8 million if the contingent payment is earned. As a result of these transactions, TETRA will reflect CSI Compressco as an asset held for sale and a discontinued operation in its financial statements to be included in its 2020 Form 10K, and will not consolidate CSI Compressco in TETRA’s financial statements beginning in the first quarter of 2021.

TETRA’s President and Chief Executive Officer, Brady Murphy, commented, “The TETRA Board and management team continue to focus on taking the necessary actions to unlock shareholder value. TETRA continues to perform well in difficult market conditions, but the consolidated debt of CSI Compressco has represented an overhang and limited the transparency of TETRA’s financial position. Following our divestment of CSI Compressco’s general partner, the Company will focus on our capital efficient business model that has continued to generate positive free cash flow throughout the cycles, including one of the worst our industry has ever experienced in 2020 due to COVID-19. Our vertically integrated completion fluids business continues to generate adjusted EBITDA margins (Adjusted EBITDA as a percentage of revenue) in the high 20% to low 30% range and as mentioned in our press release earlier this month, we are leveraging the business segment’s calcium chloride market position and key mineral resources to grow into the carbon capture and energy storage markets. Additionally, recent advancements in automation and the introduction of new technologies in Water Management and Flowback Services present an opportunity for this segment to generate strong returns from an ongoing rebound in the US onshore market.”

TETRA is selling its controlling interests in CSI Compressco to Spartan, a Texas-based private company founded in 2010 that is a global provider of gas treating, compression and processing solutions. The management team of Spartan includes energy industry veterans from Hanover Compressor, Exterran and Ariel Corporation. Spartan’s private equity financial partner is Silverhawk Capital.

The details of the transactions include:

•

TETRA is selling 674,587 GP units and IDRs plus 10.95 million of its 16.19 million common units in CSI Compressco for $13.95 million. Of the $13.95 million, $13.4 million will be paid at closing on January 29, 2021 and $547,624 will be paid in cash on the six-month anniversary of closing.

•

On a per unit basis, the sale represents a value of $1.20 per CSI Compressco unit and a 4% premium to the CCLP 20-day volume weighted average price (“VWAP”) as of January 28, 2021. Spartan submitted a Letter of Intent to TETRA on November 25, 2020 with the aforementioned terms, which represented a 33% premium to the CCLP common unit price as of the close on November 24, 2020.

•	In December 2020, TETRA received cash proceeds of $14.2 million from the sale to Spartan of 15 large compressors that are subject to a lease agreement with CSI Compressco.

•

Additionally, if certain financial targets are achieved by CSI Compressco in 2022, TETRA will be entitled to a contingent payment from Spartan of $3.1 million. If achieved, such contingent payment represents an additional $0.269 per CCLP common unit to be paid by Spartan to TETRA, equating to a value of $1.469 per CCLP common unit, or a 28% premium to the CCLP 20-day VWAP as of January 28, 2021 and a 63% premium to the CCLP closing price on November 24, 2020.

•	CSI Compressco will also pay approximately $2.5 million of outstanding intercompany balances to TETRA.

•

TETRA will continue to own 5.2 million CSI Compressco common units which implies a residual value of approximately $6.5 million based on CSI Compressco’s closing price on January 28, 2021. TETRA’s ownership in CCLP will decline from 34% to 11%. TETRA will maintain an ongoing unit ownership to participate in the expected recovery in CSI Compressco’s business and the anticipated benefits of Spartan’s sponsorship.

•

TETRA will provide back office G&A support to CSI Compressco under a Transition Services Agreement for an agreed upon period after closing and will be reimbursed for providing such support. The fees are consistent with the Company’s existing support agreement with TETRA that will terminate in connection with the transaction.

This transaction will not result in CSI Compressco issuing any equity or assuming any liabilities or incurring any incremental indebtedness. TETRA intends to use most of the proceeds, net of transaction expenses, to reduce the amount outstanding on its 2025 term loan. At the end of September 2020, TETRA’s net debt was $148 million, and this transaction will further improve TETRA’s balance sheet and leverage.

As a result of these transactions, Brady Murphy and Elijio Serrano will no longer serve as Chief Executive Officer or Chief Financial Officer, respectively, of CSI Compressco, allowing them to focus exclusively on TETRA’s Completion Fluids and Products and Water Management and Flowback Services segments.

The transactions are expected to be completed on January 29, 2021 and are not subject to any regulatory reviews or approvals. TETRA is expected to report an accounting gain between $110 million and $135 million resulting from these transactions in the first quarter of 2021.

TETRA engaged Evercore Partners in 2019 to explore alternatives and options for the de-consolidation of CSI Compressco. Evercore acted as TETRA’s sole financial advisor for the Spartan transaction.

Financial Reporting

TETRA’s financial results as of and for the year ended December 31, 2020 will reflect CSI Compressco as an asset held for sale. Assets, liabilities and results of CSI Compressco will be reported as discontinued operations. Following completion of the transactions, the results of CSI Compressco will be excluded from TETRA’s financial results, other than TETRA’s retained minority interest in CSI Compressco which will be reflected as an equity investment. Appendix A, which is attached to this press release, reflects TETRA’s historical financial results and key financial metrics reflecting the deconsolidation of CSI Compressco’s assets and operations from TETRA’s financial results.

Preliminary TETRA Only Fourth Quarter 2020 Results (Unaudited)

Preliminary fourth quarter results for TETRA, excluding the CSI Compressco segment which is being divested, reflect an approximate 45% sequential improvement in the Company’s Water Management and Flowback Services revenue driven by strong growth in our proprietary Sandstorm technology and over 100% sequential growth in our treatment and recycling revenue, which for the fourth quarter equaled our average 2019 quarterly revenue. Additionally, adjusted EBITDA margins for the Completion Fluids Services and Products segment improved to between 32.1% to 33.2% reflecting better Gulf of Mexico activity, strong industrial chemicals margins plus income from the Company’s commercial agreement with Standard Lithium. The Water Management and Flowback Services adjusted EBITDA margins improved from slightly above breakeven in the third quarter of 2020 to between 8.0% and 9.0% in the fourth quarter driven by strong profit fall-through from the aforementioned growth in Sandstorm and treatment and recycling revenues. A summary of the preliminary results is reflected in the table below.

TETRA Only (excluding CSI Compressco LP)

Preliminary Fourth Quarter, 2020 Financial Results

	Fourth Quarter, 2020		Third Quarter
$ millions	Range		2020
	High	Low
Revenue
Completion Fluids & Products	$44.6	$43.6	$52.0
Water & Flowback Services	31.8	30.8	21.5
Corporate and Other	—	—	(0.0)

Total	$76.4	$74.4	$73.4

Income (loss) before taxes
Completion Fluids & Products	$11.5	$10.5	$11.8
Water & Flowback Services	(2.9)	(3.9)	(7.7)
Corporate and other	(14.3)	(15.3)	(13.6)

Total	$(5.7)	$(8.7)	$(9.5)

Adjusted EBITDA
Completion Fluids & Products	$14.8	$14.0	$13.9
% of segment revenue	33.2%	32.1%	26.8%
Water & Flowback Services	$4.0	$3.5	$0.0
% of segment revenue	9.0%	8.0%	0.1%
Corporate and other	$(6.8)	$(7.4)	$(6.7)

Total	$12.0	$10.1	$7.3

% of total revenue	15.7%	13.6%	10.0%

In addition, excluding the divested CSI Compressco operations TETRA expects free cash flow to again be positive for the quarter – making TETRA free cash flow positive in all four quarters of a challenging 2020 environment.

The Company intends to release its fourth quarter 2020 results on February 25, 2021. The above preliminary results are subject to further review and completion of the Company’s annual audit.

Investor Call

TETRA’s President and Chief Executive Officer Brady Murphy and Chief Financial Officer Elijio Serrano will host a conference call on Tuesday, February 2, 2021 at 10:00 AM CST to discuss the recent Company’s announcements. To participate on the call please dial the toll-free phone number 1-888-347-5303. The conference call will also be available by live audio webcast and may be accessed through the Company’s website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529 conference number 10152140, for one week following the conference call and the archived webcast will be available through the Company’s website for thirty days following the conference call.

Investor Contact

For further information: Elijio Serrano, Chief Financial Officer, TETRA Technologies, Inc., The Woodlands, Texas, Phone: (281) 367-1983, eserrano@tetratec.com www.tetratec.com.

Company Overview

TETRA Technologies, Inc. is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback and production well testing.

Forward Looking Statements

This news release contains “forward-looking statements” and information based on our beliefs and those of our general partner, CSI Compressco GP Inc. Forward-looking statements in this news release are identifiable by the use of the following words and other similar words: “anticipates,” “assumes,” “believes,” “budgets,” “could,” “estimates,” “expectations,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “schedules,” “seeks,” “should,” “targets,” “will,” and “would.” These forward-looking statements include statements, other than statements of historical fact, including statements regarding the anticipated closing of the Spartan transaction, the contingent consideration which may be received from Spartan and other statements regarding TETRA’s beliefs, expectations, plans, prospects and other future events, performance, and other statements that are not purely historical. Such forward-looking statements reflect our current views with respect to future events and financial performance, and are based on assumptions that we believe to be reasonable, but such forward-looking statements are subject to numerous risks and uncertainties, including but not limited to: economic and operating conditions that are outside of our control, including: risks related to acquisitions, dispositions and our growth strategy, including the Spartan transaction; and other risks and uncertainties contained in our Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”), which are available free of charge on the SEC website at www.sec.gov. The risks and uncertainties referred to above are generally beyond our ability to control and we cannot predict all the risks and uncertainties that could cause our actual results to differ from those indicated by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of the underlying assumptions prove incorrect, actual results may vary from those indicated by the forward-looking statements, and such variances may be material. All subsequent written and verbal forward-looking statements made by or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements we may make, except as may be required by law.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth above on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting for the three months ended December 31, 2020. This financial information is preliminary and unaudited and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related audit for the year ended December 31, 2020. The Company is in the process of completing its customary quarterly close and review procedures and related audit as of and for the year ended December 31, 2020, and there can be no assurance that its final results for this period will not differ from this preliminary financial information. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the year ended December 31, 2020, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. This preliminary financial information should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP. In addition, this preliminary financial information for the three months ended December 31, 2020 is not necessarily indicative of the results to be achieved for any future period. This preliminary financial information has been prepared by and is the responsibility of management. In addition, the preliminary financial information presented above has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Appendix A

TETRA Historical and Preliminary Q4-2020 Financial Results

Excluding CSI Compressco

$ millions, except ratios and percentages	2020 Actual			Preliminary	Annual - Actual
	Q1	Q2	Q3	Q4-2020	2018	2019	TTM Q3-20
Revenue
Completion Fluids and Products	75.2	71.3	52.0	43.6 - 44.6	257.4	279.3	277.1
Water & Flowback Services	57.5	24.7	21.5	30.8 - 31.8	303.1	282.0	161.1
Corporate and Other	(0.0)	(0.0)	(0.0)	-	(0.2)	0.0	(0.1)

Total	132.7	96.0	73.4	74.4 - 76.4	560.2	561.3	438.1
Adjusted EBITDA
Completion Fluids and Products	21.6	18.3	13.9	14.0 - 14.8	45.4	70.0	81.5
Water & Flowback Services	6.8	0.4	0.0	3.5 - 4.0	63.5	37.9	12.8
Corporate and Other	(6.7)	(9.9)	(6.7)	(7.4) - (6.8)	(43.2)	(43.2)	(34.6)

Total	21.7	8.8	7.3	10.1 - 12.0	65.8	64.6	59.7
Income(Loss) Before Taxes (GAAP)
Completion Fluids and Products	19.4	13.2	11.8	10.5 - 11.5	30.6	(34.0)	(21.7)
Water & Flowback Services	(2.2)	(8.4)	(7.7)	(3.9) - (2.9)	28.7	(21.2)	(46.9)
Corporate and Other	(13.5)	(17.0)	(13.6)	(15.3) - (14.3)	(62.1)	(73.0)	(62.2)

Total	3.7	(12.2)	(9.5)	(8.7) - (5.7)	(2.8)	(128.2)	(130.8)

Cash Flow
Cash Flow From Operations	9.0	33.2	9.1		26.6	23.7	56.9
Capital Expenditures, net of proceeds	4.5	2.2	1.6		35.6	30.6	12.3
Free Cash Flow	4.7	31.2	7.7		3.1	(21.1)	44.5
Leverage Metrics
Non-Restricted Cash on Hand (EOP)	22.1	50.0	58.5		24.2	15.3	58.5
Long-term debt	207.4	205.7	206.3		182.5	204.6	206.3
Net Debt	185.4	155.7	147.8		158.3	189.3	147.8
Net Debt/TTM EBITDA	2.44x	2.31x	2.47x		2.41x	2.93x	2.47x
Working Capital	128.6	96.0	90.4		118.0	127.6	90.4
% of TTM revenue	23%	19%	21%		21%	23%	21%
Corporate SG&A—Adjusted	6.5	9.4	7.0		41.2	42.5	33.7
% of revenue	4.9%	9.8%	9.6%		7.4%	7.6%	7.7%

Note: Long-term debt includes financing fees and does not include letters of credit.

TTM EBITDA is not EBITDA as defined in the Company’s credit agreements.

Income(loss) before taxes includes unusual items.

Cash flow from operations, capital expenditures and free cash flow exclude discontinued operations but includes CCLP distributions.

Capital expenditures net of proceeds, excludes investment in CSI Compressco equipment.

Corporate SG&A excludes non-cash equity compensation expense.

Appendix B

Reconciliation of GAAP to Non-GAAP Results

Fourth Quarter, 2020 High Range Reconciliation to GAAP Financials

Stated in millions

	Three Months Ended
	Dec. 31, 2020
	Income (loss) Before Tax, Preliminary	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$11.5	$1.8	$13.3	$(0.1)	$1.6	—	$14.8
Water & Flowback Services	(2.9)	0.7	(2.3)	(1.0)	7.3	—	4.0
Corporate & Other	(14.3)	0.5	(13.8)	5.8	0.2	1.0	(6.8)

TETRA excluding Discontinued Operations	$(5.7)	$2.9	$(2.8)	$4.7	$9.1	$1.0	$12.0

Fourth Quarter, 2020 Low Range Reconciliation to GAAP Financials

Stated in millions

	Three Months Ended
	Dec. 31, 2020
	Income (loss) Before Tax, Preliminary	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$10.5	$2.0	$12.5	$(0.1)	$1.6	—	$14.0
Water & Flowback Services	(3.9)	1.2	(2.8)	(1.0)	7.3	—	3.5
Corporate & Other	(15.3)	0.9	(14.4)	5.8	0.2	1.0	(7.4)

TETRA excluding Discontinued Operations	$(8.7)	$4.0	$(4.7)	$4.7	$9.1	$1.0	$10.1

Historical Reconciliation to GAAP Financials

Stated in millions

	Twelve Months Ended
	Dec. 31, 2018
	Income (loss) Before Tax, As Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$30.6	$0.1	$30.7	$(0.6)	$15.3	—	$45.4
Water & Flowback Services	28.7	6.4	35.1	—	28.4	—	63.5
Corporate & Other	(62.1)	(8.0)	(70.2)	19.6	0.6	6.7	(43.1)

TETRA excluding Discontinued Operations	$(2.8)	$(1.6)	$(4.4)	$19.0	$44.4	$6.7	$65.8

	Twelve Months Ended
	Dec. 31, 2019
	Income (loss) Before Tax, As Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$(34.0)	$91.1	$57.2	$(0.7)	$13.5	—	$70.0
Water & Flowback Services	(21.2)	25.6	4.4	(0.0)	33.4	—	37.9
Corporate & Other	(73.0)	0.7	(72.4)	21.5	0.6	7.1	(43.2)

TETRA excluding Discontinued Operations	$(128.2)	$117.4	$(10.7)	$20.8	$47.6	$7.1	$64.6

	Three Months Ended
	Dec. 31, 2019
	Income (loss) Before Tax, As Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$(66.1)	$91.5	$25.4	$(0.2)	$2.5	—	$27.7
Water & Flowback Services	(28.4)	26.3	(2.1)	0.0	7.7	—	5.6
Corporate & Other	(18.1)	(0.4)	(18.5)	5.4	0.1	1.5	(11.4)

TETRA excluding Discontinued Operations	$(112.6)	$117.4	$4.8	$5.3	$10.3	$1.5	$21.9

	Three Months Ended
	Mar. 31, 2020
	Income (loss) Before Tax, As Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$19.4	$0.5	$19.8	$(0.2)	$1.9	—	$21.6
Water & Flowback Services	(2.2)	1.6	(0.6)	(0.0)	7.4	—	6.8
Corporate & Other	(13.5)	0.1	(13.5)	5.5	0.2	1.1	(6.7)

TETRA excluding Discontinued Operations	$3.7	$2.1	$5.7	$5.3	$9.6	$1.1	$21.7

	Three Months Ended
	Jun. 30, 2020
	Income (loss) Before Tax, As Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$13.2	$3.3	$16.5	$(0.1)	$1.9	—	$18.3
Water & Flowback Services	(8.4)	1.2	(7.2)	(0.0)	7.6	—	0.4
Corporate & Other	(17.0)	0.6	(16.4)	4.7	0.2	1.6	(9.9)

TETRA excluding Discontinued Operations	$(12.2)	$5.1	$(7.1)	$4.6	$9.7	$1.6	$8.8

	Three Months Ended
	Sep. 30, 2020
	Income (loss) Before Tax, As Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$11.8	$0.7	$12.5	$(0.3)	$1.7	—	$13.9
Water & Flowback Services	(7.7)	0.3	(7.5)	(0.1)	7.6	—	0.0
Corporate & Other	(13.6)	1.0	(12.5)	4.7	0.2	1.0	(6.7)

TETRA excluding Discontinued Operations	$(9.5)	$2.0	$(7.5)	$4.3	$9.5	$1.0	$7.3

	Twelve Months Ended
	Sep. 30, 2020
	Income (loss) Before Tax, As Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
Completion Fluids & Products	$(21.7)	$96.0	$74.2	$(0.8)	$8.0	—	$81.5
Water & Flowback Services	(46.9)	29.4	(17.4)	(0.1)	30.3	—	12.8
Corporate & Other	(62.2)	1.3	(60.9)	20.4	0.7	5.3	(34.6)

TETRA excluding Discontinued Operations	$(130.8)	$126.7	$(4.1)	$19.5	$39.0	$5.3	$59.7